                                                Exhibit 21.01
INTUIT INC.
Subsidiaries as of August 1, 2022

Entity	Formation
Acorns Trading Pty Ltd	Australia
Applatix, Inc.	Delaware
CBS Employer Services, Inc.	Texas
Chatitive, Inc.	Delaware
Computing Resources, Inc.	Nevada
Courier Holdings Ltd	United Kingdom
CK Progress, Inc.	Delaware
Credit Karma, LLC	Delaware
Credit Karma Mortgage, Inc.	Delaware
Credit Karma Offers, Inc.	Delaware
Credit Karma UK Ltd.	United Kingdom
Credit Karma Technologies, Ltd.	Canada
Electronic Clearing House, LLC	Delaware
Exactor, Inc.	Delaware
Exactor (Canada) Inc.	Pennsylvania
Global Karma, Inc.	Delaware
IFI Borrower SPV I, LLC	Delaware
IFI Borrower SPV II, LLC	Delaware
ImVision Software Technologies Ltd	Israel
Intuit Australia Pty Limited	Australia
Intuit Brasil Servicos de Informatica Ltda.	Brazil
Intuit Canada ULC / Entreprises Intuit Canada ULC	Canada
Intuit (Check) Software Ltd.	Israel
Intuit Consumer Group LLC.	California
Intuit Do-It-Yourself Payroll	California
Intuit Financing Inc.	Delaware
Intuit France SAS	France
Intuit India Product Development Centre Private Ltd.	India
Intuit India Software Solutions Private Limited	India
Intuit India Technology and Services LLP	India
Intuit Insurance Services Inc.	California
Intuit Limited	United Kingdom
Intuit Mint Bills, Inc.	Delaware
Intuit Mint Bills Payments, Inc.	Delaware
Intuit Mortgage Inc.	Delaware
Intuit Payment Solutions, LLC	California
Intuit Payments Inc.	Delaware
Intuit Payroll Holding, LLC	Delaware
Intuit Payroll Services, LLC	Delaware
Intuit Quickbooks Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico
Intuit Sales Tax LLC	Delaware

                                                Exhibit 21.01

Intuit Singapore Pte. Limited	Singapore
Intuit TT Offerings Inc.	Delaware
Karma Insurance Services, LLC	California
Lacerte Software Corporation	Delaware
Lion’s Partners, LLC	Delaware
Maple Leaf Meerkat, LLC	Delaware
Mint Software Inc.	Delaware
OneSaas Integrations Pty Ltd	Australia
OneSaas Services SRL (Romania)	Romania
Origami Logic Inc.	Delaware
Origami Logic Ltd.	Israel
Origami Logic (Thailand) Co., Ltd	Thailand
PayCycle, Inc.	Delaware
Payroll Solution, Inc.	Texas
Reaction Commerce, LLC	Delaware
RSG Canada Holdings LLC	Georgia
RSG Europe Holding LLC	Georgia
RSG LS LLC	Georgia
RSG North America LLC	Georgia
RSG Software Canada ULC	Canada
RSG Software UK Ltd	United Kingdom
SAWA Labs LLC	Delaware
Squire Inc.	Pennsylvania
T-Jar Inc.	Pennsylvania
The Rocket Science Group LLC	Georgia
TradeGecko Pte Ltd	Singapore
TSheets Holdco Inc.	Delaware
TSheets.com, LLC	Delaware